                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF CONTRIBUTION

          THIS AGREEMENT AND PLAN OF CONTRIBUTION is made and entered into as of the _______ day of ______, 1996, by and among DONNA KARAN INTERNATIONAL INC., a Delaware corporation (the "Corporation"), GABRIELLE STUDIO, INC., a New York corporation ("Gabrielle"), TAKIHYO INC., a Delaware corporation ("Takihyo"), DONNA KARAN ("Karan"), STEPHAN WEISS ("Weiss"), TRUST UNDER TRUST AGREEMENT FOR THE BENEFIT OF LISA WEISS KEYES, COREY WEISS AND GABRIELLE KARAN (the "Karan/Weiss Trust"), TRUST UNDER TRUST AGREEMENT FOR THE BENEFIT OF DONNA KARAN (the "Karan Trust," and together with the Karan/Weiss Trust, the "KW Trusts"), TOMIO TAKI ("Taki"), FRANK R. MORI ("Mori"), CHRISTOPHER MORI ("CM") and HEATHER MORI ("HM"). Mori, CM and HM are sometimes referred to hereinafter as the "Mori Family." Karan, Weiss, the KW Trusts, Taki, Mori, CM and HM are sometimes referred to hereinafter as the "Stockholders."

                                 W I T N E S E T H:
                                 - - - - - - - - -

          WHEREAS, the Corporation, Gabrielle, Takihyo and the Stockholders have entered into this Agreement to accomplish a restructuring (the "Restructuring") of the businesses conducted by The Donna Karan Company ("Company"), The Donna Karan Company Store, G.P. ("Store"), DK Footwear Partners ("Shoe"), Donna Karan Studio ("Studio") and DSTF Japan Company ("Japan"), all general partnerships, and Donna Karan (H.K.) Limited, a Hong Kong corporation ("HK", and together with Company, Store, Shoe, Studio and Japan, collectively referred to as the "Donna Karan Companies"), in conjunction with an initial public offering (the "Offering") of the Corporation's common stock as an integrated plan pursuant to
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); and

(a) Takihyo Fashion Company, L.P. ("TFC"), a limited partnership that owns a 50% interest in Company and holds a 50% interest in HK (as Company's nominee) will execute and deliver an instrument of transfer and execute such other documents and take such other action as should be necessary to assign or transfer ownership of such interest in HK to the Company under applicable law and (b) Takihyo, Mori and Taki will cause to be liquidated (the "TM Liquidations"): (i) TFC, (ii) Takihyo Design Company, L.P. ("TDC"), a limited partnership that owns a 50% interest in Studio, (iii) TFT Store Company, L.P. ("TFT Store"), a limited partnership that owns a 50% interest in Store, (iv) TFT Shoe Company, L.P. ("TFT Shoe"), a limited partnership that owns a 50% interest in Shoe, and (v) TFT Japan Company, L.P. ("TFT Japan"), a limited partnership that owns a 50% interest in Japan; and

          WHEREAS, pursuant to the TM Liquidations, (i) Takihyo will receive a 30% interest in each of Company, Studio,

Store, Shoe and Japan, (ii) Tolara Tetragon Inc. ("Tolara") and Full Requirements Merchandising, Inc. ("Full"), each a New York corporation, will each receive a 10% interest in each of Company and Studio, (iii) Tomio Tangents, Inc. ("Tomio") and Formal Reserve Management, Inc. ("Formal"), each a New York corporation, will each receive a 10% interest in Store, (iv) Tangents Two, Inc. ("Tangents") and First Run Management, Inc. ("First"), each a New York corporation, will each receive a 10% interest in Shoe, and (v) TT DK Japan, Inc. ("TT Japan") and FM DK Japan, Inc. ("FM Japan"), each a New York corporation, will each receive a 10% interest in Japan; and

          WHEREAS, a Registration Statement on Form S-1 (the "Registration Statement") with respect to the registration of shares of common stock, $.01 par value per share, of the Corporation (the "Common Stock") was filed with the Securities and Exchange Commission on April 17, 1996, in connection with the proposed Offering pursuant to a proposed underwriting agreement with various underwriters (the "Underwriters"), for which certain of the Underwriters will be acting as representatives (the "Representatives"); and

          WHEREAS, pursuant to the Restructuring and as part of an integrated plan under Section 351 of the Code, on the Closing Date (as hereinafter defined): (i) Karan, Weiss and the KW Trusts will each contribute all their shares in each of Gabby Apparel, Inc. ("Gabby"), The Donna Karan Store Corporation ("DK Store"), DK Shoe Corp. ("DK Shoe") and Gabrielle Japan, Inc. ("GJI"), each a New York corporation (collectively, the "DK Corporations"), to the Corporation solely in exchange for certain shares of Common Stock, (ii) Gabrielle will contribute its 50% interest in Studio to the Corporation solely in exchange for certain shares of Common Stock, (iii) Takihyo will contribute its 30% interest in each of the Donna Karan Companies (other than HK) to the Corporation solely in exchange for certain shares of Common Stock, (iv) Taki will contribute all the issued and outstanding shares in each of Tolara, Tomio, Tangents and TT Japan (collectively, the "TT Corporations") to the Corporation solely in exchange for certain shares of Common Stock, (v) Mori will contribute all the issued and outstanding shares in each of Formal, First and FM Japan and all his shares in Full to the Corporation solely in exchange for certain shares of Common Stock, (vi) CM will contribute all his shares in Full to the Corporation solely in exchange for certain shares of Common Stock, and (vii) HM will contribute all her shares in Full to the Corporation solely in exchange for certain shares of Common Stock (collectively, Full, Formal, First and FM Japan are referred to herein as the "FM Corporations");

          WHEREAS, this Agreement and certain other documents (such documents other than this Agreement being collectively referred to as the "Major Documents") will be placed in escrow pursuant to an escrow agreement, dated as of June 10, 1996, among the parties hereto and the Escrow Agent (as defined therein);

          NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE I

          EXCHANGE OF PROPERTY; PAYMENTS AND ADJUSTMENTS

          SECTION 1.1.  Exchange of Property.
                        --------------------

          On the Closing Date (as defined herein) and upon the terms and subject to the conditions set forth in this Agreement:

          (a) Karan, Weiss, the Karan/Weiss Trust and the Karan Trust shall each contribute all their shares in each of the DK Corporations to the Corporation in exchange for an aggregate of 3,605,744, 961,532, 48,077, and 192,306 shares of Common Stock, respectively.

          (b) Gabrielle shall contribute its 50% equity interest in Studio to the Corporation in exchange for an aggregate of 498,808 shares of Common Stock.


          (c) Takihyo shall contribute its 30% equity interest in each of the Donna Karan Companies (other than HK) to the Corporation in exchange for an aggregate of 3,183,881 shares of Common Stock.

          (d) Taki shall contribute all the issued and outstanding shares of each of the TT Corporations to the Corporation in exchange for an aggregate of 1,061,293 shares of Common Stock.

          (e) Mori shall contribute all the issued and outstanding shares of each of Formal, First and FM Japan and all his shares in Full to the Corporation in exchange for an aggregate of 875,567 shares of Common Stock.

          (f) CM shall contribute all his shares in Full to the Corporation in exchange for an aggregate of 92,863 shares of Common Stock.

          (g) HM shall contribute all her shares in Full to the Corporation in exchange for an aggregate of 92,863 shares of Common Stock.

          SECTION 1.2.  Closing.  The consummation of the exchanges described
                        -------
in Section 1.1 hereof (the "Closing") shall be held concurrently with the closing of the Offering (such date being referred to herein as the "Closing Date") at the offices of Proskauer Rose Goetz & Mendelsohn LLP, New York, New York. Each party hereto agrees to use its best efforts promptly to satisfy the conditions to the obligations of such party in order to expedite the Closing.

          SECTION 1.3.  Closing Deliveries.
                        ------------------

          Subject to the conditions to the respective obligations of the parties hereto, on the Closing Date:

          (a) Karan, Weiss and the KW Trusts shall deliver, or cause to be delivered, to the Corporation: (i) share certificates representing all their shares in each of the DK Corporations, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed by a commercial bank located in the City of New York or a member firm of the New York Stock Exchange, Inc., and with all stock transfer and any other required documentary stamps affixed thereto; (ii) except as otherwise provided in Section 4.4 hereof, all the books and records of the DK Corporations, including, but not limited to, all minute books and stock transfer ledgers, all accounting records and copies of all tax returns filed for taxable periods ending prior to the Closing Date; (iii) a list of all the bank accounts of the DK Corporations and the signatories thereon; (iv) a list of the directors and officers of the DK Corporations and all resignations of officers and directors of the DK Corporations requested by the Corporation; (v) a duly executed certificate stating that each of them has satisfied all of the conditions set forth in Section 1.3(g) hereof; and (vi) an opinion of counsel dated the Closing Date in the form annexed hereto as Exhibit A.

          (b) Gabrielle shall deliver, or cause to be delivered, to the
Corporation: (i) a duly executed Assignment of its 50% partnership interest in Studio; (ii) a duly executed certificate stating that it has satisfied all the conditions set forth in Section 1.3(g) hereof;

and (iii) an opinion of counsel dated the Closing Date in the form annexed hereto as Exhibit A.

          (c) In addition to the actions taken with respect to the assignment or transfer of HK (as described in the second WHEREAS clause hereof, Takihyo shall deliver, or cause to be delivered, to the Corporation: (i) a duly executed Assignment of its 30% partnership interest in each of the Donna Karan Companies (other than HK); (ii) a duly executed certificated stating that it has satisfied all the conditions set forth in Section 1.3(g) hereof; and (iii) an opinion of counsel dated the Closing Date in the form annexed hereto as Exhibit B.

          (d) Each of Mori, CM and HM shall deliver, or cause to be delivered, to the Corporation: (i) their share certificates in the FM Corporations which together represent all the issued and outstanding shares in each of the FM Corporations, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed by a commercial bank located in the City of New York or a member firm of the New York Stock Exchange, Inc., and with all stock transfer and any other required documentary stamps affixed thereto; (ii) except as otherwise provided in Section 4.4 hereof, all the books and records of the FM Corporations, including, but not limited to, all minute books and stock transfer ledgers, all accounting records and copies of all tax returns filed for taxable periods ending prior to the Closing Date; (iii) a list of all the bank accounts of the FM Corporations and the signatories thereon; (iv) a list of the directors and officers of the FM Corporations and all resignations of directors and officers of the FM Corporations requested by the Corporation; (v) a duly executed certificate stating that they have satisfied all the conditions set forth in
Section 1.3(g) hereof; and (vi) an opinion of counsel dated the Closing Date in the form annexed hereto as Exhibit B.

          (e) Taki shall deliver, or cause to be delivered, to the Corporation:
(i) share certificates representing all the issued and outstanding shares in each of the TT Corporations, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed by a commercial bank located in the City of New York or a member firm of the New York Stock Exchange, Inc., and with all stock transfer and any other required documentary stamps affixed thereto; (ii) all the books and records of the TT

Corporations, including, but not limited to, all minute books and stock transfer ledgers, all accounting records and copies of all tax returns filed for taxable periods ending prior to the Closing Date; (iii) a list of all the bank accounts of the TT Corporations and the signatories thereon; (iv) a list of the directors and officers of the TT Corporations and all resignations of directors and officers of the TT Corporations requested by the Corporation; (v) a duly executed certificate stating that he has satisfied all the conditions set forth in Section 1.3(g) hereof; and (vi) an opinion of counsel dated the Closing Date in the form annexed hereto as Exhibit B.

          (f) The Corporation shall issue and deliver, or cause to be issued and delivered: (i) a certificate representing shares 3,605,744 of Common Stock to Karan; (ii) a certificate representing 961,532 shares of Common Stock to Weiss;
(iii) a certificate representing 48,077 shares of Common Stock to the Karan/Weiss Trust; (iv) a certificate representing 192,306 shares of Common Stock to the Karan Trust; (v) a certificate representing 498,808 shares of Common Stock to Gabrielle; (vi) a certificate representing 3,183,881 shares of Common Stock to Takihyo; (vii) a certificate representing 1,061,293 shares of Common Stock to Taki; (viii) a certificate representing 875,567 shares of Common Stock to Mori; (ix) a certificate representing 92,863 shares of Common Stock to CM; (x) a certificate representing 92,863 shares of Common Stock to HM; (xi) an opinion of counsel dated the Closing Date in the form annexed hereto as Exhibit E to Takihyo and the Stockholders; and (xii) a duly executed certificate stating that it has satisfied all the conditions set forth in Section 1.3(g) hereof to Takihyo and the Stockholders.

          (g) Each party hereto shall deliver a certificate (the "Bring-Down Certificate") stating that its representations and warranties contained herein or in the Disclosure Schedule are true in all material respects as of and at the Closing Date with the same effect as though made at the Closing Date, except (i) for changes permitted or contemplated by this Agreement; (ii) to the extent that any representation or warranty is made herein as of a specified date, in which case such representation or warranty shall be true in all respects as of such specified date and (iii) to the extent set forth in such certificate. Each party's Bring-Down Certificate shall further state that such party has performed in all material respects all obligations and complied in all material respects with all covenants and other agreements required by this Agreement to be performed or complied with by it before the Closing Date.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

          SECTION 2.1.  Representations and Warranties of Karan and Weiss.
                        --------------------------------------------------

          Karan and Weiss jointly and severally represent, warrant and agree, and for purposes of Section 2.1(n), each of Gabrielle, Karan, Weiss and the KW Trusts represent and warrant severally, but not jointly, as follows:

          (a) Corporate Organization.  Gabrielle is a corporation duly
              ----------------------
organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Each of the DK Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own its properties and carry on its business as the same is now being conducted and each is, or on the Closing Date will be, duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified would not have a materially adverse effect on its business. Complete and correct copies of the Certificate of Incorporation and By-laws of Gabrielle and each of the DK Corporations have been delivered to the Corporation.

          (b) Capitalization of DK Corporations; Title to Shares.  The
              --------------------------------------------------
authorized capital stock of each of the DK Corporations consists of 400 shares of Common Stock, no par value per share, of which 200 shares are voting and 200 shares are non-voting. None of the non-voting shares of Common Stock are outstanding, and the following number of voting shares of Common Stock are outstanding, all of which have been validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights of stockholders and are owned beneficially and of record by Karan, Weiss and the KW Trusts, free and clear of any liens, claims, encumbrances or other contractual restrictions of any kind:

                           Karan/Weiss  Karan
             Karen  Weiss     Trust     Trust
             -----  -----  -----------  -----
Gabby          75     20        1         4
DK Store       75     20        1         4

DK Shoe        75     20        1         4
GJI            75     20        1         4

No options, warrants or other rights to acquire, sell or issue shares of capital stock of any of the DK Corporations (whether upon conversion of other securities or otherwise) are outstanding. The contribution and delivery of the shares in the DK Corporations by Karan, Weiss and the KW Trusts to the Corporation as contemplated by this Agreement will transfer good title to all such shares to the Corporation, free and clear of all security interests, liens, claims, encumbrances and other contractual restrictions of any kind.

          (c) Validity of Agreement.  Each of Gabrielle, Karan, Weiss and the KW
              ---------------------
Trusts has all requisite power and authority to execute, deliver and perform this Agreement and each of the Closing Documents (as defined in Section 8.4 hereof) to which it is a party and to perform the transactions herein contemplated. The execution and delivery of this Agreement and each of the Closing Documents to which Gabrielle is a party by Gabrielle and the performance of the transactions herein contemplated have been duly authorized by the Board of Directors of Gabrielle and shareholders of Gabrielle and no further corporate action on the part of Gabrielle is necessary to authorize this Agreement and the performance of such transactions. All necessary proceedings have been duly taken by Karan, Weiss, and the KW Trusts to authorize the execution, delivery and performance by each such person or entity of this Agreement and each of the Closing Documents to which it is a party. This Agreement and each Major Document to which such person is a party have been duly authorized and executed and, on the Closing Date will be, duly delivered by Gabrielle, Karan, Weiss and the KW Trusts and, assuming due authorization, execution and delivery hereof and thereof by the other parties to this Agreement and to each of the Major Documents, constitute the valid and binding agreements of Gabrielle, Karan, Weiss and the KW Trusts enforceable in accordance with their terms. Each other Closing Document to which such person is a party has been duly authorized and, on the Closing Date, will be duly executed and delivered by Gabrielle, Karan, Weiss and The KW Trusts and, assuming due authorization, execution and delivery hereof and thereof by the other parties thereto will constitute the valid and binding agreements of Gabrielle, Karan, Weiss and the KW Trusts enforceable in accordance with their terms.

          (d) No Conflict or Violation.  No consent, authorization, approval,
              ------------------------
order, license, certificate or permit of or from or declaration or filing with any federal, state, local or governmental authority or any court or other tribunal is required for the execution, delivery or performance by each of the DK Corporations, Gabrielle, Karan, Weiss and the KW Trusts of this Agreement and each of the Closing Documents to which it is a party. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which any of the DK Corporations, Gabrielle, Karan, Weiss or the KW Trusts is a party or to which any of their respective properties or assets is subject, is required for the execution, delivery or performance of this Agreement and each of the Closing Documents to which it is a party except for such consents as will be obtained prior to the Closing Date; and the execution, delivery and performance of this Agreement and each of such Closing Documents will not violate, result in the breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or By-Laws of any of the DK Corporations or violate, result in a breach of or conflict with any law, rule, regulation, order, judgment or decree binding on any of the DK Corporations, Gabrielle, Karan, Weiss or the KW Trusts or to which any of their respective operations, businesses, properties or assets are subject or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon Gabrielle or any of the assets of any of the DK Corporations or the loss of any license or other contractual right with respect thereto.

          (e)  Tax Matters.   For purposes of this Agreement, "Tax" means any
               -----------
tax imposed under Subtitle A of the Internal Revenue Code of 1986 as amended (the "Code") and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign); "Returns" means all Tax returns, statements, reports and forms (including estimated tax or information returns and reports, or filing extensions with respect thereto) required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Tax; "Overlap Period" means any taxable period beginning on or before and ending after the Closing Date; and "Post-Closing Tax Period" means (1) any taxable period beginning after the Closing Date and (2) the portion of any Overlap Period beginning immediately after the Closing Date and ending at the close of the last day of such Overlap Period.

          (i) All Returns with respect to (A) any tax period ending on or before the close of the Closing Date and (B) the portion of any Overlap Period beginning on the first day of such Overlap Period and ending at the close of the Closing Date ("Pre-Closing Tax Period") by each DK Corporation, have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws;

          (ii) except for state and local taxes due and payable with respect to any Pre-Closing Tax Period beginning on or after January 1, 1996, all Taxes due and payable by, or attributable to, each DK Corporation with respect to any Pre-Closing Tax Period, other than Taxes relating to income from operations of any of the Donna Karan Companies that is attributable to the Closing Date, have been timely paid, or withheld and remitted to the appropriate Taxing Authority;

          (iii) except as disclosed in Section 2.1(e) of the Disclosure Schedule, none of the DK Corporations has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;

          (iv) except as disclosed in Section 2.1(e) of the Disclosure Schedule, none of the DK Corporations has received any written notice of any claim, audit, action, suit, proceeding, or investigation with respect to any of the DK Corporations with respect to any Pre-Closing Tax Period;

          (v) there are no pending written requests for rulings or determinations in respect of any Tax by any of the DK Corporations with any Taxing Authority;

          (vi) none of the property owned or used by any of the DK Corporations is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended;

          (vii) none of the property owned or used by any of the DK Corporations is subject to a lease, other than a "true" lease for federal income tax purposes;

          (viii) none of the property owned by any of the DK Corporations is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

          (ix) none of the DK Corporations has entered into or will it enter into any agreement or consent pursuant to Section 341(f) of the Code;

          (x) there are no liens for Taxes upon the assets of any of the DK Corporations, except liens for current Taxes not yet due or payable;

          (xi)  none of the DK Corporations is subject to withholding under
Section 1445 of the Code with respect to any transaction contemplated hereby;

          (xii) none of the DK Corporations or Donna Karan Companies will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period made by any DK Corporation or any of the Donna Karan Companies or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of such DK Corporation or such Donna Karan Company for any Pre-Closing Tax Period (including, without limitation, any request made by any of the Donna Karan Companies before the Closing Date to change its method of accounting, whenever such change shall be determined by the Internal Revenue Service to be effective);

          (xiii) without the prior written consent of the Corporation, none of the DK Corporations shall between the date hereof and the Closing Date, to the extent it may affect or relate to the Corporation, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax benefit of the Corporation.

          (f) Absence of Certain Changes or Events.  Except as disclosed in
              ------------------------------------
Section 2.1(f) of the Disclosure Schedule, since their formation, the DK Corporations have not owned or operated any business other than their respective interests in the Donna Karan Companies and Gabby's equity interest in HK which Gabby holds as nominee.

          (g) Real Estate.  None of the DK Corporations directly owns any real
              -----------
property and none has any direct leasehold interest in real property.

          (h) Litigation.  Except as disclosed in Section 2.1(h) of the
              ----------
Disclosure Schedule, there is no lawsuit or legal, administrative or regulatory proceeding or investigation pending or threatened against any DK Corporation.

          (i) Employees; Benefit Plans.  None of the DK Corporations has any
              ------------------------
employees nor is it a party to any agreement with any person relating to the performance of services on behalf of such corporation. None of the DK Corporations is a direct party to any qualified or non-qualified employee benefit plan or collective bargaining agreement.

          (j) Liabilities.  Except as otherwise set forth in Section 2.1(e)
              -----------
hereof, to the best knowledge of Karan and Weiss, no DK Corporation has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, except as specifically disclosed in Section 2.1(j) of the Disclosure Schedule.

          (k) Estimated Taxes.  As of the date hereof, each DK Corporation has
              ---------------
paid over, or applied, and, as of the Closing Date, will have paid over, or applied, to the relevant state and local taxing authorities as a deposit of its estimated taxes for the Pre-Closing Tax Periods beginning on or after January 1, 1996 (the "Estimated Pre-Closing Tax Period Taxes") the amount of Estimated Pre-Closing Tax Period Taxes as disclosed in Section 2.1(k)-1 or Section 2.1(k)-2, respectively, of the Disclosure Schedule, provided that the parties agree that each of DK Corporations shall deliver Section 2.1(k)-2 on or prior to the Closing Date and, after such delivery, "Estimated Pre-Closing Tax Period Taxes" shall be as set forth on Schedule 2.1(k)-2 of the Disclosure Schedule.

          (l) Title to Assets.  The sole assets of the DK Corporations are their
              ---------------
respective partnership interests in the Donna Karan Companies and Gabby's 50% equity interest in HK. Except as disclosed in Section 2.1(1) of the Disclosure Schedule, each of the DK Corporations has good and marketable title to all its assets, free and clear of all security interests, liens, claims, encumbrances and other contractual restrictions of any kind. The transfer and delivery of the 50% equity interest in Studio by Gabrielle to the Corporation as contemplated by this Agreement and the Assignment referred to in Section 1.3(b) will transfer good title to all such interest to the Corporation, free and clear of all security interests, liens, claims, encumbrances and other contractual restrictions of any kind.

          (m) Agreements.  Except as disclosed in Section 2.1(m) of the
              ----------
Disclosure Schedule, none of the DK Corporations is a party to any written or oral agreement.

          (n) Acquisition for Investment Purposes.  Each of Gabrielle, Karan,
              -----------------------------------
Weiss and the KW Trusts hereby represents and warrants severally, but not jointly, that (i) such party is acquiring the Common Stock for its own account, for investment and not with a view to distribution thereof within the meaning of applicable Federal and State securities laws; (ii) each of them understands that the Common Stock acquired pursuant hereto has not been registered pursuant to applicable securities laws and that such Common Stock must be held indefinitely unless a subsequent disposition thereof is registered pursuant to applicable securities laws or is exempt from the registration requirements thereof; (iii) each of them acknowledges that the Restructuring, including the issuance of the Common Stock pursuant to this Agreement, is intended by the parties hereto to qualify as an integrated plan pursuant to
Section 351 of the Code and each of them agrees to report the transactions contemplated hereunder consistent with said intention on all applicable returns required to be filed with all relevant taxing authorities; (iv) none of them has, and on or prior to the Closing Date will have, entered into a binding commitment or agreement with any party (other than a party to this Agreement) to dispose of any shares of Common Stock received by it pursuant to the terms of this Agreement, provided, however, that the parties to this Agreement agree that
                --------  -------
the entering into of any arrangement or agreement among or between the Underwriters or the parties to this Agreement, in connection with the Offering (including, but not limited to, the Registration Statement and any document which is an exhibit thereto), does not, and will not, constitute such a binding commitment or agreement.

          (o)  Validity of S Corporations.  As of the close of the day before
               --------------------------
the Closing Date, each of the DK Corporations is, and has been for every taxable year since the date of its incorporation, a valid S corporation (as defined in
Section 1361 et seq. of the Code, and regulations promulgated thereunder).
             -------

          SECTION 2.2.  Representations and Warranties of Takihyo, Taki, Mori,
                        ------------------------------------------------------
HM and CM.
- ----------

          Except as otherwise qualified below, (A) Takihyo, Taki, and Mori jointly and severally represent, warrant and agree with respect to Takihyo,
(B) Mori, HM, and CM, (but not Takihyo or Taki) jointly and severally represent, warrant and agree with respect to Mori, HM, CM, and Full, (C) Mori (but not Takihyo, Taki, HM or CM) represents, warrants and agrees with respect to the FM Corporations other than Full (the "Other FM Corporations"), and (D) Taki (but not Takihyo, Mori, HM or CM) represents, warrants and agrees with respect to Taki and the TT Corporations, as follows:

          (a) Corporate Organization.  Takihyo is a corporation duly organized,
              ----------------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Each of the TT Corporations, Full and each of the Other FM Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own its properties and carry on its business as the same is now being conducted and each is, or on the Closing Date will be, duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified would not have a materially adverse effect on its business. Complete and correct copies of the Certificate of Incorporation and By-laws of Takihyo and each of the TT Corporations, Full and each of the Other FM Corporations have been delivered to the Corporation.

          (b) Capitalization of TT Corporations and FM Corporations; Title to
              ---------------------------------------------------------------
Shares.  The authorized capital stock of each of the TT Corporations, Full and
- ------
each of the Other FM Corporations consists of the following number of shares of common stock, $1.00 par value per share, of which the following number of shares are outstanding, all of which have been validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights of stockholders and are owned beneficially and of record by Taki, in the case of the TT Corporations, and the Mori Family, in the case of the FM Corporations, as set forth below, free and clear of any liens, claims, encumbrances or other contractual restrictions of any kind:


            Authorized   Issued and Outstanding
            ----------   ----------------------
                         Taki
                         ----
Tolara             100    100
Tomio           20,000    100
Tangents         2,000    100
TT Japan        20,000    100

                         Mori    CM     HM
                         ----    --     --
Full               100     80    10     10
Formal          20,000    100
First            2,000    100
FM Japan        20,000    100

No options, warrants or other rights to acquire, sell or issue shares of capital stock of any of the TT Corporations, Full or any of the Other FM Corporations (whether upon conversion of other securities or otherwise) are outstanding. The contribution and delivery of the shares in the TT Corporations by Taki and the contribution and delivery of the shares in Full and each of the Other Corporations by the Mori Family, to the Corporation as contemplated by this Agreement will transfer good title to all such shares to the Corporation, free and clear of all security interests, liens, claims, encumbrances and other contractual restrictions of any kind.

          (c) Validity of Agreement.  Each of Taki, Mori, HM, CM and Takihyo has
              ---------------------
full power and authority to execute and deliver this Agreement and each of the Closing Documents to which it is a party and to perform the transactions herein contemplated. The execution and delivery of this Agreement by Takihyo and the performance of the transactions herein contemplated have been duly authorized by the Board of Directors and shareholders of Takihyo, the execution and delivery of each of the other Closing Documents to which Takihyo is a party have been duly authorized by the Board of Directors of Takihyo, and no further corporate action on the part of Takihyo is necessary to authorize this Agreement and the performance of such transactions. All necessary proceedings have been duly taken by Taki, Mori, HM and CM to authorize the execution, delivery and performance by each such person of this Agreement and each of the Closing Documents to which it is a party. This Agreement and each Major Document to which such person is a party have been duly authorized and executed and, on the Closing Date will be, duly delivered by Takihyo, Taki, Mori, HM and CM, and assuming due authorization, execution and delivery hereof and thereof by the other parties to this Agreement and to each of the Closing Documents, constitute the valid and binding agreements of Takihyo, Taki, Mori, HM and CM enforceable in accordance with their terms. Each other Closing Document to which such person is a party has been duly authorized and, on the Closing Date, will be duly executed and delivered by Takihyo, Taki, Mori, HM and CM and, assuming due authorization, execution and delivery hereof and thereof by the other parties thereto, will constitute the valid and binding agreements of Takihyo, Taki, Mori, HM and CM enforceable in accordance with their terms.

          (d) No Conflict or Violation.  No consent, authorization, approval,
              ------------------------
order, license, certificate or permit of or from or declaration or filing with any federal, state, local or governmental authority or any court or other tribunal is required for the execution, delivery or performance by each of the TT Corporations, Full, the Other FM Corporations, Taki, Mori, HM, CM and Takihyo of this Agreement and the Closing Documents to which it is a party. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which any of the TT Corporations, Full, the Other FM Corporations, Taki, Mori, HM, CM or Takihyo is a party or to which any of their respective properties or assets is subject, is required for the execution, delivery or performance of this Agreement and each of the Closing Documents to which it is a party, except for such consents as will be obtained prior to the Closing Date; and the execution, delivery and performance of this Agreement and each of such Closing Documents to which it is a party will not violate, result in the breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or By-Laws of any of the TT Corporations, Full or the Other FM Corporations or violate, result in a breach of or conflict with any law, rule, regulation, order, judgment or decree binding on any of the TT Corporations, Full, the Other Corporations, Taki, Mori, HM, CM or Takihyo or to which any of their respective operations, businesses, properties or assets are subject or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the assets of any of the TT Corporations, Full or the Other FM

Corporations or the loss of any license or other contractual right with respect thereto.

          (e)  Tax Matters.
               -----------

               (i) All Returns with respect to any Pre-Closing Tax Period by each of the TT Corporations, Full and the Other FM Corporations, have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws;

               (ii) except for state and local taxes due and payable with respect to any Pre-Closing Tax Period beginning on or after January 1, 1996, all Taxes due and payable by, or attributable to, each TT Corporation, Full and the Other FM Corporations with respect to any Pre-Closing Tax Period, other than Taxes relating to income from operations of any of the Donna Karan Companies that is attributable to the Closing Date, have been timely paid, or withheld and remitted to the appropriate Taxing Authority;

               (iii) except as set forth on Section 2.2(e) of the Disclosure Schedule, none of the TT Corporations, Full or the Other FM Corporations has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;

               (iv) except as set forth on Section 2.2(e) of the Disclosure Schedule, none of the TT Corporations, Full or the Other FM Corporations has received any written notice of any claim, audit, action, suit, proceeding, or investigation against or with respect to any of the TT Corporations, Full or the Other FM Corporations with respect to any Pre-Closing Tax Period;

               (v) there are no pending written requests for rulings or determinations in respect of any Tax by any of the TT Corporations, Full or the Other FM Corporations with any Taxing Authority;

               (vi) none of the property owned or used by any of the TT Corporations, Full or the Other FM Corporations is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Code;

               (vii) none of the property owned or used by any of the TT Corporations, Full or the Other FM Corporations is subject to a lease, other than a "true" lease for federal income tax purposes;

               (viii) none of the property owned by any of the TT Corporations, Full or the Other FM Corporations is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

               (ix) none of the TT Corporations, Full or the Other FM Corporations has entered into or will it enter into any agreement or consent pursuant to Section 341(f) of the Code;

               (x) there are no liens for Taxes upon the assets of any of the TT Corporations, Full or the Other FM Corporations, except liens for current Taxes not yet due or payable;

               (xi) none of the TT Corporations, Full or the Other FM Corporations is subject to withholding under Section 1445 of the Code with respect to any transaction contemplated hereby;

               (xii) none of the TT Corporations, Full, the Other FM Corporations, the Corporation or Donna Karan Companies will be required to include any adjustment in taxable income for any Post-Closing Tax Period under
Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period made by any TT Corporation, Full, any of the Other FM Corporations or any of the Donna Karan Companies, or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of such TT Corporation, Full or of the Other FM Corporation or any such Donna Karan Companies for any Pre-Closing Tax Period (including, without limitation, any request made by any of the Donna Karan Companies before the Closing Date to change its method of accounting, whenever such change shall be determined by the Internal Revenue Service to be effective);

               (xiii) without the prior written consent of the Corporation, none of the TT Corporations, Full or the Other FM Corporations shall between the date hereof and the Closing Date, to the extent it may affect or relate to the Corporation, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax benefit of the Corporation.

          (f) Absence of Certain Changes or Events.  Except as disclosed in
              ------------------------------------
Section 2.2(f) of the Disclosure Schedule, since their formation, none of the TT Corporations, Full or the Other FM Corporations has owned or operated any business other than their respective interests in the Donna Karan Companies (other than HK).

          (g) Real Estate.  None of the TT Corporations, Full or the Other
              -----------
FM Corporations directly owns any real property and none has any direct leasehold interest in real property.

          (h) Litigation.  Except as disclosed in Section 2.2(h) of the
              ----------
Disclosure Schedule, there is no lawsuit or legal, administrative or regulatory proceeding or investigation pending or threatened against Takihyo, any TT Corporation, Full or any Other FM Corporation.

          (i) Employees; Benefit Plans.  None of the TT Corporations, Full or
              ------------------------
any of the Other FM Corporations has any employees nor is it a party to any agreement with any person relating to the performance of services on behalf of such Corporation. None of the TT Corporations, Full or any of the Other FM Corporations is a direct party to any qualified or non-qualified employee benefit plan or collective bargaining agreement.

          (j) Liabilities.  Except as otherwise set forth in Section 2.2(e)
              -----------
hereof, to the best knowledge of Taki, no TT Corporation has, and to the best knowledge of Mori, no FM Corporation, and, to the best knowledge of HM and CM, Full does not have, any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, except as specifically disclosed in
Section 2.2(j) of the Disclosure Schedule.

          (k) Estimated Taxes.  As of the date hereof, Full, each of the Other
              ---------------
FM Corporations and each TT Corporation has paid over, or applied, and, as of the Closing Date, will have paid over, or applied, to the relevant state and local taxing authorities as a deposit of its estimated taxes for the Pre-Closing Tax Periods beginning on or after January 1, 1996 (the "Estimated Pre-Closing Tax Period Taxes") the amount of Estimated Pre-Closing Tax Period Taxes disclosed in Section 2.2(k)-1 or Section 2.2(k)-2, respectively, of the Disclosure Schedule, provided that the parties agree that Full, each of Other FM Corporations and each TT Corporation shall deliver Section 2.2(k)-2 on or prior to the Closing Date and, after such delivery, "Estimated Pre-Closing Tax Period Taxes" shall be as set forth on Section 2.2(k)-2 of the Disclosure Schedule.


          (l) Title to Assets.  The sole assets of the TT Corporations, Full and
              ---------------
the Other FM Corporations are their respective partnership interests in the Donna Karan Companies (other than HK). Except as disclosed in Section 2.2(l) of the Disclosure Schedule, each of the TT Corporations, Full and each of the Other FM Corporations has good and marketable title to all its assets, free and clear of all security interests, liens, claims, encumbrances and other contractual restrictions of any kind. The contribution and delivery of the 30% equity interests in each of the Donna Karan Companies by Takihyo to the Corporation as contemplated by this Agreement and the Assignment referred to in Section 1.3(c) hereof will transfer good title to all such interests to the Corporation, free and clear of all security interests, liens, claims, encumbrances and other contractual restrictions of any kind.

          (m) Agreements.  Except as disclosed in Section 2.2(m) of the
              ----------
Disclosure Schedule, none of the TT Corporations, Full or any of the Other FM corporations is a party to any written or oral agreement.

          (n) Acquisition for Investment Purposes.  Each of Takihyo, Taki, Mori,
              -----------------------------------
HM and CM hereby represents and warrants severally, but not jointly, that (i) such party is acquiring the Corporation's Common Stock for its own account, for investment and not with a view to distribution thereof within the meaning of applicable Federal and State securities laws; (ii) each of them understands that the Common Stock acquired pursuant hereto has not been registered pursuant to applicable securities laws and that such Common Stock must be held indefinitely unless a subsequent disposition thereof is registered pursuant to applicable securities laws or is exempt from the registration requirements thereof; (iii) each of them acknowledges that the Restructuring, including the issuance of the Common Stock pursuant to this Agreement, is intended by the parties hereto to qualify as an integrated plan pursuant to Section 351 of the Code and each of them agrees to report the transactions contemplated hereunder consistent with said intention on all applicable Returns required to be filed with all relevant Taxing Authorities; and (iv) none of them has, and on or prior to the Closing Date none of them will have, entered into a binding commitment or agreement with any party (other than a party to this Agreement) to dispose of any shares of Common Stock received by it pursuant to the terms of this Agreement, provided,
                                                                     --------
however, that the parties to this Agreement agree that the entering into of any
- -------
arrangement or agreement among or between the Underwriters or the parties to this Agreement, in connection with the Offering (including, but not limited to, the Registration Statement and any document which is an exhibit thereto), does not, and will not, constitute such a binding commitment or agreement.

          (o)  Validity of S Corporations.  As of the close of the day before
               --------------------------
the Closing Date, Full, each of the Other FM Corporations and each of the TT Corporations is, and has been for every taxable year since the date of its incorporation, a valid S corporation (as defined in Section 1361 et seq. of the
                                                                 -------
Code, and regulations promulgated thereunder).

          (p) Partnership Status.  Each of Takihyo, Taki, Mori, HM and CM hereby
              ------------------
represents and warrants jointly and severally that each of TFC and TDC is, and each of Takihyo, Taki and Mori hereby represents and warrants jointly and severally that each of TFT Store, TFT Shoe and TFT Japan is, and, in each such case, has been for every taxable year since the date of its formation and, in each such case, will be on the date of its liquidation, a partnership for federal income tax purposes.

          SECTION 2.3.  Representations and Warranties of the Corporation.  The
                        ------------------------------------- -----------
Corporation represents, warrants and agrees as follows:

          (a) Corporate Organization.  It is a corporation duly organized,
              ----------------------
validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and the Closing Documents and to perform its obligations hereunder. Complete and correct copies of its Certificate of Incorporation, its proposed Amended and Restated Certificate of Incorporation and its Bylaws have been delivered to Takihyo and the Stockholders.

          (b) Authorization and Validity of Agreement.  The execution and
              ---------------------------------------
delivery of this Agreement and the Closing Documents by the Corporation and the performance of the transactions herein contemplated have been duly authorized by its Board of Directors and no further corporate action on the part of the Corporation is necessary to authorize this Agreement and the performance of such transactions. This Agreement and the Major Documents have been duly executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the other parties hereto, constitute the valid and binding agreements of the Corporation, enforceable in accordance with their terms. Each other Closing Document to which the Company is a party has been duly authorized and, on the Closing Date, will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by the other parties thereto, will constitute the valid and binding agreements of the Company enforceable in accordance with their terms.

          (c) No Conflict or Violation.  No consent, authorization, approval,
              ------------------------
order, license, certificate or permit of or from or declaration or filing with any federal, state, local or governmental authority or any court or other tribunal is required for the execution, delivery or performance by the Corporation of this Agreement and the Closing Documents to which it is a party (except filings under the Securities and Exchange Act of 1933 which have been or will be made before the Closing Date and consents under "blue sky" or securities laws which have been obtained prior to the Effective Date). No consent of any party to any material contract, agreement, instrument, lease, license, arrangement or understanding to which the Corporation is a party or to which any of its respective properties or assets are subject, is required for the execution, delivery or performance of this Agreement and the Closing Documents to which it is a party except for such consents as will be obtained prior to the Closing Date; and the execution, delivery and performance of this Agreement and such Closing Documents to which it is a party will not violate, result in the breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or By-Laws of the Corporation or violate, result in a breach of or conflict with any law, rule, regulation, order, judgment or decree binding on the Corporation or to which any of its respective operations, businesses, properties or assets are subject or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the assets of any of the Corporation or the loss of any license or other contractual right with respect thereto.

          (d) Tax Treatment of the Restructuring.  The Corporation acknowledges
              ----------------------------------
that the Restructuring, including the issuance of the Common Stock pursuant to this Agreement, is intended to qualify as an integrated plan pursuant to Section 351 of the Code and that it shall treat the transactions contemplated hereunder consistent with said intention on all applicable Returns required to be filed with all relevant Taxing Authorities and with respect to any matter related thereto.

          SECTION 2.4.  Survival.
                        --------

          Each of the representations and warranties made by the parties in this
Article II (including statements in the Disclosure Schedule, insofar as the Disclosure Schedule relates to such representations and warranties) shall survive the Closing indefinitely.


                                  ARTICLE III

                        ACTIONS BEFORE THE CLOSING DATE

          The parties covenant to take the following actions between the date hereof and the Closing Date:

          SECTION 3.1.  Access to Records.
                        -----------------

          Except as otherwise provided in Section 4.4 hereof, each of the Stockholders shall grant to the Corporation and its agents and attorneys reasonable access during normal business hours to the properties and financial records of the DK Corporations, the TT Corporations and the FM Corporations (collectively, the "Acquired Companies") and furnish to the Corporation such additional data and information as it or its agents or attorneys may from time to time reasonably request.

          SECTION 3.2.  No Public Announcement.
                        ----------------------

          No party hereto other than the Corporation shall make any public announcement concerning the transactions contemplated by this Agreement without the prior approval of the other parties, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event any such public announcement is required by law to be made by the party proposing to make the same, such party may make such announcement but shall use its best efforts to consult in good faith with the other parties before the making of such public announcement.

          SECTION 3.3.  TM Liquidations.
                        ---------------

          On the day prior to the Closing Date, Takihyo, Mori and Taki will cause the TM Liquidations to take place.

          SECTION 3.4.  Conduct of Business.
                        -------------------

          Each of the Stockholders covenants that the business of the Donna Karan Companies shall be conducted only in the ordinary course, consistent with the present conduct of its business, and agree to use his, her or its best efforts to maintain, preserve and protect the assets and goodwill of the Donna Karan Companies from the date hereof through the Closing Date. Taki covenants that the business of each of the TT Corporations shall be conducted only in the ordinary course, consistent with the present conduct of its business, and agrees to use his best efforts to maintain, preserve and protect the assets and goodwill of such corporations from the date hereof through the Closing Date. Each of Mori, HM and CM covenants that the business of Full, and Mori covenants that the business of the other FM Corporations shall be conducted only in the ordinary course, consistent with the present conduct of its business, and agrees to use his or her best efforts to maintain, preserve and protect the assets and goodwill of such corporation on the date hereof through the Closing Date. Each of Karan and Weiss covenants that the business of each of the DK Corporations shall be conducted only in the ordinary course, consistent with the present conduct of its business, and agrees to use his or her best efforts to maintain, preserve and protect the assets and goodwill of the DK Corporations from the date hereof through the Closing Date. The Stockholders shall not, without the prior written consent of the Corporation, take or commit to be taken, or cause to be taken or committed to be taken, on behalf of themselves or the Donna Karan Companies, the TT Corporations, the FM Corporations, or the DK Corporations any action which would cause any of the representations and warranties made by any of them to be inaccurate from the date hereof through the Closing Date.

                                   ARTICLE IV

                        ACTIONS AFTER THE CLOSING DATE

          The parties covenant to take the following actions after the Closing
Date:

          SECTION 4.1.  Further Information.
                        -------------------

          Except as otherwise provided in Section 4.4 hereof, following the Closing, each party shall afford, and the Corporation shall cause the Donna Karan Companies to afford, to each of the other parties, their counsel and accountants, during normal business hours, reasonable access to the books, records and other data of the Acquired Companies and the Donna Karan Companies in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (i) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its Affiliates that relate to any of the Acquired Companies, or (ii) for any other reasonable business purpose.

          SECTION 4.2.  Record Retention.
                        ----------------

          Except as otherwise provided in Section 4.4 hereof, the Corporation agrees that for a period of not less than three years following the Closing Date it shall not, and shall not permit the Acquired Companies or the Donna Karan Companies to, destroy or otherwise dispose of any of those books, records or other documents held by any of them and relating to their properties, liabilities or operations before the Closing Date except in a manner consistent with policies approved by counsel for the Corporation in light of applicable statutes of limitation.

          SECTION 4.3.  Further Assurances.
                        ------------------

          Each party shall cooperate with the others, and execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as such party may reasonably be requested to take by the other parties hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement.

          SECTION 4.4.  Tax Matters.
                        -----------

          (a) Pre-Closing Tax Period Returns.
              ------------------------------

          (i)   Subsidiaries.
                ------------

                (A) Each Stockholder or its designated representatives shall prepare and file, or cause to be prepared or filed, at its own expense, all 1995 federal, state and local Returns of the FM Corporations, the TT Corporations and the DK Corporations (each such corporation, a "Subsidiary"), all 1996 federal S corporation Returns of each Subsidiary and all 1996 state and local Returns of each subsidiary reflecting its status as an S corporation. At least thirty (30) days prior to the due date of any such Return, the Stockholder shall cause such Return to be delivered to the Corporation for review by it and its representatives. If any position reflected on such Return is inconsistent with such Subsidiary's past filing practices and positions, then such Return shall not be filed without the prior written consent of the Corporation (which consent may not be unreasonably withheld). For purposes of this Agreement, the "due date" of a Return shall mean the earlier of (A) the date on which the Return is required to be filed under applicable law (including extensions) and
(B) the actual filing date of such Return.

                (B) In the event of a dispute between the Corporation and any Stockholder as to the taking of any position reflected on any Return described in Section 4.4(a)(i)(A) hereof, the parties shall consult with each other and attempt to resolve their dispute. If such dispute cannot be resolved by them, it shall be referred to a nationally recognized accounting firm that is designated by the Corporation and such Stockholders and represents none of the parties (the "Tax Arbitrator"). Each of the Corporation and the Stockholders shall present its position to the Tax Arbitrator which shall decide which position shall be adopted. The Tax Arbitrator shall not be entitled to adopt any other position, unless the Corporation and such Stockholders so agree in writing. The decision of the Arbitrator shall be final and binding, and its fees and costs shall be paid by the party or parties whose position(s) is not adopted by the Tax Arbitrator. Each party shall bear its own legal and other advisory expenses incurred in connection with such arbitration.

                (C) With respect to Returns of the Subsidiaries that relate to any Pre-Closing Tax Period, other than Returns described in Section 4.4(a)(i)(A) hereof, if the Corporation shall cause a Subsidiary to take a position on such a Return that, to the best of the knowledge of the management of the Corporation, is inconsistent with a past filing practice or position reflected in a Return of such Subsidiary relating to any Pre-Closing Tax Period and for which the statute of limitations has not yet expired, then the Corporation shall promptly notify the Stockholders of such position. The Corporation shall promptly provide the Stockholders with a copy of any filed Pre-Closing Tax Returns of the Subsidiaries, other than Returns described in
Section 4.4(a)(i)(A) hereof.

          (ii)  Donna Karan Companies.
                ---------------------

                (A) The Corporation shall prepare and file, or cause to be prepared or filed, at its own expense, all Returns of the Donna Karan Companies relating to any Pre-Closing Tax Period that are not required to be filed (reflecting extensions) prior to the Closing Date (collectively with the Returns described in Section 4.4(a)(i), the "Pre-Closing Tax Returns").

                (B) In the case of Pre-Closing Tax Returns of any of the Donna Karan Companies that are federal, New York State, New York City or New Jersey partnership information Returns, the Corporation shall be responsible for the initial preparation of all such Returns and shall consult with the Stockholders, Takihyo and Gabrielle (each such person, a "Previous Holder") or their designated representatives on a regular basis in connection therewith as to (1) allocation of items of income, gain, deduction and loss for each of the Donna Karan Companies between the Pre-Closing Tax Period and Post-Closing Tax Period of such Donna Karan Company, and (2) any filing position inconsistent with such Donna Karan Company's past filing practice. The Corporation shall provide each Previous Holder or its designated representatives with a final draft of each such Pre-Closing Tax Return for each of the Donna Karan Companies no later than thirty (30) days prior to the earlier of the (1) due date of such Return, and
(2) the due date (including extensions) of the Pre-Closing Tax Returns of those Subsidiaries that hold a direct or indirect interest in such Donna Karan Company. Each of the Subsidiaries agrees to file for such filing extensions as are allowable under law with respect to its Pre-Closing Returns so that the Returns of the Donna Karan Companies may be adequately and timely prepared. The Corporation agrees not to allow the Donna Karan Companies to take any position on any such Pre-Closing Tax Return that is inconsistent with such Donna Karan Company's past filing practices and positions unless failing to take such an inconsistent position would, in the opinion of the Corporation's outside accountant, more likely than not be subject to a penalty under applicable law.

                (C) In the event of a dispute between the Corporation and the Previous Holders as to an allocation of income, gain, loss or deduction between periods or any position with respect to any Pre-Closing Tax Return described in Section 4.4(a)(ii)(B) hereof, the parties shall consult with each other and attempt to resolve their dispute. If such dispute cannot be resolved by them, it shall be referred to the Tax Arbitrator under the procedures described in Section 4.4(a)(i)(B) hereof.

                (D) With respect to Pre-Closing Tax Returns of the Donna Karan Companies, other than Returns described in Section 4.4(a)(ii)(B) hereof, if the Corporation shall cause a Donna Karan Company to take a position on such a Return that, to the best of the knowledge of the management of the Corporation, is inconsistent with a past filing practice or position reflected in a Pre-Closing Tax Return of such Donna Karan Company for which the statute of limitations has not yet expired, then the Corporation shall promptly notify the Previous Holders of such position. The Corporation shall promptly provide the Previous Holders with a copy of any filed Pre-Closing Tax Returns of the Donna Karan Companies, other than Returns described in Section 4.4(a)(ii)(B) hereof.

          (iii)  Miscellaneous Definitions and Rights.  For purposes of this
                 ------------------------------------
Section 4.4, any references herein to (A) the "Taxpayers" shall mean the Previous Holders and the Omega Beta Trust, and (B) the rights or obligations of a Previous Holder or Taxpayer relate solely to that entity in which such Previous Holder or Taxpayer holds or has held any direct or indirect ownership interest. Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 4.4, where the interests of all Previous Holders are involved, Taki, Mori CM, HM and Takihyo may act only through one agent appointed by them with full power and authority to act on each of their behalf, including, but not limited to, the authority to receive all payments and notices and execute and deliver all documents as may be necessary ("TM Agent"), and Karan, Weiss, Gabrielle and the KW Trusts may act only through one agent appointed by them with full power and authority to act on each of their behalf, including, but not limited to, the authority to receive all payments and notices and execute and deliver all documents as may be necessary ("DK Agent"). Except as otherwise specified herein, each party shall be responsible for its own costs incurred (including, without limitation, professional fees) in connection with any actions taken with respect to the provisions of this Section 4.4.

          (b)  Cooperation.
               -----------

               (i)  Corporation; Donna Karan Companies; Subsidiaries. The
                    ------------------------------------------------
Corporation shall, and shall cause the Donna Karan Companies and the Subsidiaries to, cooperate with each Previous Holder or its designated representatives (A) in the preparation of Pre-Closing Tax Returns and (B) with respect to any matter described in Section 4.4(d) and Section 4.4(e). Such cooperation shall include, without limitation, furnishing prior years Pre-Closing Tax Returns or return preparation work papers illustrating previous reporting practices or containing historical information relevant to the preparation of such Pre-Closing Tax Returns, furnishing such other information within the possession of the Corporation, the Donna Karan Companies or the Subsidiaries, requested by such Previous Holder or its designated representatives as is relevant to the preparation of the Returns, provision of powers of attorney necessary for the purpose of signing Returns and defending any audit or examination, immediately forwarding to the Taxpayers copies of any notices or forms or other communications received from or sent to any Taxing Authority which relate to the Pre-Closing Tax Returns or any Pre-Closing Tax Period (or any Tax Audit or Tax Adjustment thereof (as defined below)) to the extent that either the Previous Holder could have an indemnification obligation under Section 7.1 hereof with respect to such Return, Tax Audit or Tax Adjustment or any Taxpayer could have personal liability because of the status of a Subsidiary as an S corporation, and providing documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which the Corporation, the Donna Karan Companies or the Subsidiaries may possess. The Corporation shall, and shall cause the Donna Karan Companies and the Subsidiaries to, make their respective accountants, employees and facilities available on a mutually convenient basis to provide explanations of any documents or information provided hereunder.

          (ii)  Previous Holders.  Each Previous Holder shall cooperate with the
                ----------------
Corporation (A) in the preparation of, and in connection with any post-closing matters relating to, all Pre-Closing Tax Returns and (B) with respect to any matter described in Section 4.4(d). Such cooperation shall include, without limitation, immediately forwarding to the Corporation copies of any notices or forms or other communications received from or sent to any Taxing Authority which relate to the Pre-Closing Tax Returns or any Pre-Closing Period (or any audit or examination thereof), and providing documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which such Previous Holders may possess. The Previous Holders shall make their respective accountants, employees and facilities available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Notwithstanding anything to the contrary in this Agreement, no Taxpayer (or any of their respective accountants, employees, affiliates or representatives) shall have any obligation to disclose to the Corporation or the Donna Karan Companies (or any of their respective accountants, employees, affiliates or representatives) any information relating to the personal tax returns, tax positions or tax situations of any Taxpayer (or any affiliate or family member thereof).

          (c)  Books and Records.  For a period of ten (10) years from the date
               -----------------
hereof, the Corporation shall, and shall cause its affiliates, the Donna Karan Companies and the Subsidiaries to, retain all Pre-Closing Tax Returns, books and records of the Donna Karan Companies and Subsidiaries for all Pre-Closing Tax Periods, and shall allow the Previous Holders or their designated representatives to examine and make copies of such Returns, books and records. Thereafter, the Corporation may dispose of any such material unless it has first received in writing from the a Previous Holder or its designated representatives a request for specified Returns, books and records which the Corporation shall then preserve or furnish copies of to such Previous Holder or its designated representatives.

          (d)  Tax Audits and Adjustments.
               --------------------------

               (i)  Pre-Closing Tax Returns of Subsidiaries.
                    ---------------------------------------

                    (A) With respect to any Pre-Closing Tax Return of any Subsidiary for which a Previous Holder could have an indemnification obligation under Section 7.1 hereof or Taxpayer could have personal liability because of the status of a Subsidiary as an S corporation, the Previous Holder or its designated representatives shall have the sole right to control and settle any audit or examination by any Taxing Authority ("Tax Audit") and contest and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment ("Tax Adjustment"), provided, however, if the resolution of
                                        --------  -------
any issue arising with respect to such Tax Audit or Tax Adjustment could have a material adverse effect on the amount or timing of the Tax liability of, or attributable to, such Subsidiary (or any affiliate) in any Post-Closing Tax Period, the Previous Holder shall promptly notify the Corporation in writing and shall afford the Corporation the opportunity to control jointly the conduct and resolution of the portion of such Tax Audit or Tax Adjustment that could have the effect of increasing the Tax liabilities of, or attributable to, the Subsidiary (or any affiliate) in a Post-Closing Tax Period.

                    (B) If the Corporation shall decline in writing to participate in the control of the conduct of such Tax Audit or Tax Adjustment, the Previous Holder shall have the right to control the conduct of such Tax Audit or Tax Adjustment, provided that the Previous Holder shall not resolve such Tax

Audit or Tax Adjustment without the Corporation's written consent, which shall not be unreasonably withheld.

               (ii) Pre-Closing Tax Returns of Donna Karan Companies. With
                    ------------------------------------------------
respect to any Tax Audit or Tax Adjustment of any Pre-Closing Tax Return of any Donna Karan Company, the Corporation and Previous Holders (or their designated representatives) shall jointly control the conduct and resolution of any Tax Audit and any Tax Adjustment; provided, however, that if the resolution of any
                              --------  -------
issue arising with respect to a Tax Audit or Tax Adjustment described in this
Section 4.4(d)(ii) has no impact, directly or indirectly, on the ultimate Tax liability of the Corporation or any Subsidiary in a Post-Closing Tax Period, then the Previous Holder shall have sole control of the conduct and resolution of such Tax Audit or Tax Adjustment; provided, further, however, that if the
                                     --------  -------  -------
resolution of any issue arising with respect to a Tax Audit or Tax Adjustment described in this Section 4.4(d)(ii) has no impact, directly or indirectly, on the ultimate Tax liability of any Subsidiary in a Pre-Closing Tax Period or any Taxpayer, then the Corporation shall have sole control of the conduct and resolution of such Tax Audit or Tax Adjustment.

               (iii) Arbitration. In the event of a dispute between the Previous
                     -----------
Holders and the Corporation regarding the conduct or resolution of any Tax Audit or Tax Adjustment described in Section 4.4(d)(i) and Section 4.4(d)(ii) hereof in which they share joint control of the conduct and resolution, such dispute shall be referred to the Tax Arbitrator. Each of the Previous Holders and the Corporation shall present its position to the Tax Arbitrator which shall decide which position shall be adopted. The Tax Arbitrator shall not be entitled to adopt any other position, unless such Previous Holders and the Corporation so agree in writing. The decision of the Tax Arbitrator shall be final and binding. The fees and costs of the Tax Arbitrator shall be paid by the party or parties whose position(s) is not adopted by the Tax Arbitrator. Each party shall bear its own legal and other advisory expenses incurred in connection with such arbitration.

          (e) Post-Closing Tax Returns; Amended Returns for Pre-Closing Tax
              -------------------------------------------------------------
Periods.
- -------
              (i) Post-Closing Tax Returns.  If the Corporation shall cause a
                  ------------------------
Subsidiary or a Donna Karan Company to take a position on a Return or amended Return for a Post-Closing Tax Period that, to the best of the knowledge of the management of the Corporation, is inconsistent with a past filing practice or position reflected in a Pre-Closing Tax Return of such Subsidiary or such Donna Karan Company for which the statute of limitations has not yet expired, then the Corporation shall promptly notify the Previous Holders of such position.

              (ii) Amended Returns for Pre-Closing Tax Periods.
                   -------------------------------------------

                   (A) The Corporation shall not cause a Subsidiary or Donna Karan Company to file an amended Pre-Closing Tax Return, unless the Corporation is notified by its outside accountants that, in the opinion of such accountants, it is more likely that not that the Corporation would incur a penalty under applicable law if such amended Return were not filed. In that event, the Corporation shall provide the Previous Holders with a final draft of such amended Return no later than sixty (60) days prior to the due date for filing such amended Return for review by the Previous Holders and their advisors.

                   (B) In the event of a dispute between the parties regarding an issue described in Section 4.4(e)(ii)(A), the dispute shall be referred to a Tax Arbitrator and resolved under the same procedures described in Section 4.4(d)(iii) hereof with respect to a Tax Audit or Tax Adjustment.

          (f) Refunds and Credits.  The Taxpayers shall be entitled to any
              -------------------
refunds or credits of any Taxes attributable to or arising in any Pre-Closing Tax Periods (other than state or local Taxes for Pre-Closing Tax Periods of the Subsidiaries beginning on or after January 1, 1996) with respect to the Subsidiaries (or for which the Taxpayers could otherwise be liable for under the provisions of this Agreement relating to Taxes); provided, however, that this
                                                 --------  -------
Section 4.4(f) shall not obligate the Corporation to file for any refund or file any amended Return; provided, further, however, that to the extent that any such
                    --------  -------  -------
refund or credit of any Taxes attributable to or arising in any Pre-Closing Tax Period ending before January 1, 1996 gives rise to a tax detriment after December 31, 1995 as a result of a timing adjustment, the amount of the refund or credit to which the Taxpayers are entitled under this Section 4.4(f) shall be reduced by the amount of such tax detriment ("Tax Detriment Amount"). The Corporation shall, immediately upon the receipt or application by the Corporation, the Donna Karan Companies, the Subsidiaries, or any affiliates thereof of any refunds or credits described in the previous sentence, forward to the Taxpayers such refunds or credits or reimburse them for the application of such refunds or credits, together with any related interest received or credited, reduced by any Tax Detriment Amount. The Taxpayers acknowledge that they are not entitled to payment of any refund or credit of any Taxes to the extent such refund or credit, as disclosed in Section 2.1(k) or 2.2(k) of the Disclosure Schedule, was applied in calculating the additional amount of cash payment due for second quarter 1996 estimated Taxes, of any of the Subsidiaries.

          (g) Tax Periods; Allocation of Income and Loss.  The Corporation and
              ------------------------------------------
the Previous Holders agree that if the Corporation, the Donna Karan Companies and the Subsidiaries are permitted but not required under any applicable U.S. state, U.S. local or foreign income tax law to treat the Closing Date as the last day of a taxable period, the Corporation, the Donna Karan Companies and the Subsidiaries shall not treat such date as the last day of a taxable period. In the case of all Taxes other than those based on or measured by property or capital, the amount of Taxes attributable to such period shall be determined based on a daily proration of income and expenses between the periods or based on an interim closing of the books, as the Corporation shall elect. The parties agree that Takihyo's interests in the profits and losses of the Donna Karan Companies (other than Studio) shall terminate as of the close of the day immediately preceding the Closing Date. No allocation of profits and losses from any of the Donna Karan Companies (other than Studio) shall be made to Takihyo for any period beginning on or after the Closing Date. To the extent required by law, the parties shall cooperate in executing, or causing to be executed, any amendments to the partnership agreements of the Donna Karan Companies (other than Studio) to reflect the allocation described above. However, notwithstanding anything to the contrary above, if Takihyo is treated by any Taxing Authority as being allocated any profits of the Donna Karan Companies (other than Studio) attributable to the Closing Date, then a distribution shall be made to Takihyo in an amount equal to 53.185% of the net income so allocated to Takihyo for the Closing Date. In the case of Taxes based on, or measured by, property or capital (including, but not limited to, any ad valorem and real and personal property
                                    -- -------
Taxes) the amount of Taxes attributable to the period ending on the Closing Date shall be equal to the total amount of such Taxes for the taxable period in question multiplied by a fraction the numerator of which is the number of days in such period through the Closing Date and the denominator of which is the total number of days in such period.

          (h)  New York Real Estate Transfer/Gains Taxes.  The Corporation shall
               -----------------------------------------
timely pay, and indemnify and hold harmless each of the other parties hereto from and against, all New York

State and New York City real estate transfer taxes and New York State real property transfer gains taxes (including penalties and interest) that may accrue or be assessed against such party on account of (i) the contribution of an interest in any of the Donna Karan Companies or the Subsidiaries pursuant to this Agreement, or (ii) the issuance of Common Stock pursuant to this Agreement in connection with the Offering. Each party hereto shall cooperate with the Corporation in preparing, signing and filing all applicable tax returns required to be filed with respect to the above-described events. The indemnity under this
Section 4.4 shall be subject to the notice and claim provisions of Article VII hereof.

          (i) Other Transfer Taxes.  Except as provided in Section 4.4(h), all
              --------------------
transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by each of the Donna Karan Companies, the DK Corporations, the TT Corporations and the FM Corporations when due, and those entities will, at their own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Corporation will join in the execution of any such Tax returns and other documentation.

                                   ARTICLE V

                                 EFFECTIVENESS

          This agreement shall be effective upon or simultaneous with the consummation of the Offering.


                                   ARTICLE VI

                            TERMINATION AND REMEDIES

          SECTION 6.1.  Termination.
                        -----------

          Notwithstanding anything in this Agreement to the contrary:

          (a) Mutual Consent.  This Agreement may be terminated by the mutual
              --------------
consent in writing of all the parties hereto.

          (b) Default.  If, notwithstanding the terms of this Agreement, a party
              -------
hereto shall fail or refuse to consummate the transactions contemplated herein or to take any other action referred to herein necessary to consummate the transactions contemplated herein, then a non-defaulting party, after affording the defaulting party a one (1) day period after notice in which to cure such breach or default, shall have the right, in addition to the other rights specified in Section 6.2 hereof, to terminate this Agreement by written notice given to the defaulting party hereto. If any party hereto (other than the Corporation) includes information in its Bring-Down Certificate pursuant to
Section 1.3(g)(iii) (the "Disclosing Party"), the Corporation shall have the right to terminate this Agreement by written notice given to the Disclosing Party if any member of the Board of Directors of the Corporation (ofter than the members of the Board who are affiliated with the Disclosing Party) shall so request in writing.



          SECTION 6.2.  Remedies.
                        --------

          (a) Specific Performance.  Subject to compliance with the terms of
              --------------------
Section 6.2(d) hereof, any party desiring to proceed with the Closing despite any failure or refusal of the other party hereto of the type described in
Section 6.1(b) hereof shall have the right to pursue the remedy of specific performance.

          (b) Damages.  Subject to compliance with the terms of Section 6.2(d)
              -------
hereof, if this Agreement is terminated pursuant to Section 6.1(b) hereof, and if the failure or refusal referred to in Section 6.1(b) hereof constitutes a breach of this Agreement, the breaching party shall be responsible for and shall pay to any non-defaulting party all damages and reasonable out-of-pocket costs and expenses suffered and sustained by any non-defaulting party.

          (c) Effect of Termination.  Except as set forth in Section 6.2(a) or
              ---------------------
Section 6.2(b) hereof, any termination of this Agreement by any party hereto shall have the effect of causing this Agreement thereupon to become void and of no further force or effect whatsoever, and thereupon no party hereto will have any rights, duties, liabilities or obligations of any kind or nature whatsoever against any other party hereto based upon either this Agreement or the transactions contemplated hereby, except in each case the obligations of the Corporation for expenses incurred by it and such attorneys' fees it has otherwise agreed to pay on behalf of the Stockholders in connection with the transactions contemplated by this Agreement and the obligations of each party with respect to confidentiality set forth in Section 8.1 hereof.

          (d) Cure Period.  Any party seeking any form of relief referred to in
              -----------
Sections 6.2(a) or (b) hereof shall, as a condition to the right to seek such relief, afford the defaulting party hereto with a one (1) day period to effect reasonable cure of such breach or default.

          (e) Attorneys' Fees.  In any action, suit, or other proceeding under
              ---------------
or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other out-of-pocket expenses from the losing party.

                                  ARTICLE VII

                                 INDEMNIFICATION

          SECTION 7.1.  General.
                        -------

          Except as otherwise limited by this Article VII or as otherwise provided in Section 4.4 hereof, from and after the Closing Date, each party hereto shall indemnify and hold the other parties hereto harmless from and against any and all losses, damages, costs and expenses (including but not limited to court costs and reasonable outside attorneys' and accountants' fees), as and when incurred and whether or not involving a third party, actually suffered or incurred by it or any assignee or successor of any of the foregoing (hereinafter "Loss") arising out of or resulting from any information included by such party in its Bring-Down Certificate pursuant to Section 1.3(g)(iii) or any breach of (i) any representation or warranty made by such party to another party contained in Article II hereof; provided, however, that such obligation to indemnify and hold harmless shall not apply unless the party seeking indemnification shall have given timely written notice to the breaching party of such breach of representation or warranty in accordance with Section 7.2 hereof, or (ii) any other covenant or agreement by any party contained in this Agreement. Except as otherwise limited by this Article VII, from and after the Closing Date, the Corporation shall indemnify and hold Karan, Weiss, Taki and Mori harmless from and against any and all losses, as and when incurred and whether or not involving a third party, with respect to alleged violations of law resulting from acts or omissions allegedly taken or made by any of them (a) on or prior to the Closing Date based on the allegation that, when acting as partners of the Corporation's predecessors, he or she was acting as an officer or director of the Corporation or its predecessors with respect to acts or omissions that are of a nature customarily performed by officers or directors of a corporation, and (b) after the Closing Date based on the allegation that he or she was a director of the Corporation, whether or not he or she was in fact a director of the Corporation at the time of the alleged act or omission, in each case, assuming such person seeking indemnification had acted properly; provided,
                                                                       --------
however, that such obligation to indemnify and hold harmless shall not apply
- -------
unless the party seeking indemnification shall have given timely written notice to the Corporation in accordance with Section 7.2 hereof. With respect to indemnification sought by the Corporation pursuant to this Section 7.1 for a breach by a party of the representation or warranty made in Section 2.1(e)(xii) or Section 2.2(e)(xii) hereof, insofar as such breach relates to the Section 481 adjustment to any of the Donna Karan Companies in a period after the Closing Date, the amount of such indemnification from a party shall be limited to the amount of the distribution to such party to the extent of the amount of such party's allocable share of the Section 481 adjustment for the Donna Karan Companies, less any applicable Taxes imposed on such party (and on such party's direct or indirect owners).


          SECTION 7.2.  Claims.
                        ------

          The party seeking indemnification hereunder shall promptly give the breaching party or the Corporation, as the case may be, written notice of any matter which the party seeking indemnification has determined has given or could give rise to a right of indemnification under this Agreement stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed. The obligations and liabilities of the breaching party or the Corporation, as the case may be, under this Article VII with respect to a Loss arising from claims of any third party that are subject to the indemnification provided for in this Article VII ("Third-Party Claims") shall be governed by and be contingent upon the following additional terms and conditions: if the party seeking indemnification shall receive notice of any Third-Party Claim, it shall give the breaching party or the Corporation, as the case may be, prompt written notice thereof and shall permit the breaching party or the Corporation, as the case may be, at its option, to participate in the defense of such Third-Party Claim by counsel of its own choosing and at its expense. If, however, the breaching party or the Corporation, as the case may be, acknowledges in writing its obligation to indemnify the damaged party or the Corporation, as the case may be, hereunder against any Loss that may result from such Third-Party Claim, then the breaching party, or the Corporation, as the case may be, shall be entitled, at its option, to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice if it gives prompt written notice of its intention to do so to the damaged party. However, if the damaged party elects not to defend against any such Third-Party Claim, then it shall promptly so notify the breaching party or the Corporation, as the case may be, and in such event, the breaching party or the Corporation, as the case shall be, shall thereupon again be entitled, at its option, to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice. If the breaching party or the Corporation, as the case shall be, exercises its right to undertake the defense against any such Third-Party Claim as provided above, the damaged party shall cooperate with the breaching party or the Corporation, as the case shall be, in such defense and make available to the breaching party or the Corporation, as the case shall be, at the breaching party's or the Corporation's, as the case shall be, expense, all pertinent records, materials and information in their possession or under their control relating thereto as is reasonably required by the breaching party. Similarly, if the damaged party is conducting the defense against any such Third-Party Claim, the breaching party or the Corporation, as the case shall be, shall cooperate with it in such defense and make available to it all such records, materials and information in its possession or under its control relating thereto as is reasonably required by the damaged party. No such Third-Party Claim may be settled by the breaching party or the Corporation, as the case shall be, without the written consent of the damaged party except where the settlement thereof involves the payment of money only and the damaged party is totally indemnified by the breaching party or the Corporation, as the case shall be, for such payment. The damaged party shall not, without the written consent of the breaching party or the Corporation, as the case shall be, settle any Third-Party Claim which is being defended in good faith by the breaching party or the Corporation, as the case shall be.


                                  ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

          SECTION 8.1.  Confidentiality.
                        ---------------

          All information given by any party hereto to any other party shall be considered confidential and shall be used only for the purposes intended. Notwithstanding the foregoing, the parties agree that the Corporation may describe the terms of this agreement in the Corporation's Registration Statement filed with the Securities and Exchange Commission and file this Agreement as an exhibit thereto, and the Corporation may also use such information to the extent necessary to enable it to run the businesses of the Donna Karan Companies and the Acquired Companies in the ordinary course.

          SECTION 8.2.  Successors and Assigns; No Third-Party Beneficiaries.
                        ----------------------------------------------------

          This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however,
                                                            --------  -------
that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          SECTION 8.3.  Notices.
                        -------

          All notices and other communications given or made pursuant hereto shall be deemed to have been given or made if in writing and delivered personally, sent by registered or certified mail (postage prepaid, return receipt requested) or sent via facsimile to the parties at the following addresses:

          (a) If to Gabrielle, Karan, Weiss, the KW Trusts or the Corporation, to:

              550 Seventh Avenue
              New York, NY 10018
              Attention: Stephan Weiss
              Facsimile: (212) 789-1506

          (b) If to Takihyo, Taki, Mori, CM or HM to:

              c/o Takihyo Inc.
              205 West 39th Street
              New York, New York 10018
              Attention: Frank R. Mori
              Facsimile: (212) 626-6354

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 8.3 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to the other parties hereto as provided in this Section 8.3.

          SECTION 8.4.  Entire Agreement.
                        ----------------

          This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith (the "Closing Documents"). This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements among the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

all of which shall terminate on the date the Restructuring is completed.

          SECTION 8.5.  Waivers and Amendments.
                        ----------------------

          Any party may by written notice to the others (a) extend the time for the performance of any of the obligations or other actions of the others; (b) waive any inaccuracies in the representations or warranties of the others contained in this Agreement; (c) waive compliance with any of the covenants of the others contained in this Agreement; (d) waive performance of any of the obligations of the others created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement; provided however, that no waiver by any party to this Agreement shall be construed as a waiver by any other party to this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may not be amended, modified or supplemented, unless consented to in writing by each of the parties hereto and Morgan Stanley & Co. Incorporated.

          SECTION 8.6.  Severability.
                        ------------

          This entire Agreement shall be void if any provision of this Agreement is invalid, illegal, unenforceable or inapplicable to any party or circumstance to which it is intended to be applicable.

          SECTION 8.7.  Titles and Headings.
                        -------------------

          The Article and Section headings and the Table of Contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          SECTION 8.8.  Counterparts.
                        ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          SECTION 8.9.  Convenience of Forum; Consent to Jurisdiction.
                        ---------------------------------------------

          Each party to this Agreement, acting for and for its respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elects as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consents and subjects itself to the jurisdiction of, the courts of the

State of New York located in New York City, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.3 hereof.

          SECTION 8.10.  Governing Law.
                         -------------

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

          SECTION 8.11.  Advice of Legal Counsel.
                         -----------------------

          Each party acknowledges and represents that, in executing this Agreement, such party has had the opportunity to seek the advice of legal counsel and that such party has read and understood all the terms and provisions of this Agreement. Further, this Agreement shall not be construed against any party by reason of its preparation or having drafted this Agreement.

          SECTION 8.12.  Miscellaneous.
                         -------------

          For purposes of Articles VI and VII hereof, Gabrielle, Karan, Weiss and the KW Trusts shall be treated as one party and Takihyo, Taki, Mori, CM and HM shall be treated as one party.

          SECTION 8.13.  Action and Disputes by Takihyo, Taki and the Mori
                         -------------------------------------------------
Family.
- ------

          In taking any action required or permitted under this Agreement, the Mori Family shall act in unison through Mori, individually, as an agent for the Mori Family, and Takihyo shall act through Taki or Mori, individually, as an agent for Takihyo. Takihyo, Taki and the Mori Family hereby agree among themselves and individually with the Corporation to the payment of the Offering consideration described in Article I hereof in the proportions set forth therein. Takihyo agrees to the appointment of Taki and Mori as its representative to act as its agent, individually under this Agreement and the Closing Documents to which it is a party, and CM and HM agree to the appointment of Mori as their representative to act as their agent under this Agreement and the Closing Documents to which they are a party. Taki and Mori severally agree to act as agents for Takihyo under this Agreement and the Closing Documents to which it is a party, and Mori agrees to act as agent for the Mori Family under this Agreement and the Closing Documents to which any of them is a party. Takihyo, Taki, Mori, CM and HM agree that they will not bring any claim against the Corporation relating to (i) its payment of the Offering consideration in the proportions set forth therein, (ii) its taking actions under this Agreement pursuant to the actions or instructions of Taki or Mori as agents for Takihyo, or Mori as agent for the Mori Family, or
(iii) the actions of Taki or Mori as the agents for Takihyo, or the actions of Mori as the agent for the Mori Family, under the Closing Documents, and shall, jointly and severally, indemnify and hold harmless the Corporation and its affiliates against any losses or expenses incurred by the Corporation in connection with any claim or action brought by Takihyo, Taki or the Mori Family in violation of this Section 8.13.

          SECTION 8.14.  Action and Disputes by Gabrielle, Karan, Weiss and
                         --------------------------------------------------
the KW Trusts.
- --------------

          In taking any action required or permitted under this Agreement, Karan, Weiss and the KW Trusts shall act in unison through Weiss, individually, as an agent for each of them and Gabrielle shall act through Karan or Weiss, individually, as an agent for Gabrielle. Gabrielle, Karan, Weiss and the KW Trusts hereby agree among themselves and individually with the Corporation to the payment of the Offering consideration described in Article I hereof in the proportions set forth therein. Gabrielle agrees to the appointment of Karan and Weiss as its representative to act as its agent, individually under this Agreement and the Closing Documents to which it is a party, and Karan, Weiss and each of the KW Trusts agrees to the appointment of Weiss as their representative to act as their agent under this Agreement and the Closing Documents to which any of them is a party. Karan and Weiss severally agree to act as agents for Gabrielle under this Agreement and the Closing Documents to which it is a party, and Weiss agrees to act as agent for Karan, Weiss and the KW Trusts under this Agreement and the closing Documents to which any of them is a party. Gabrielle, Karan, Weiss and the KW Trusts agree that they will not bring any claim against the Corporation relating to (i) its payment of the Offering consideration in the proportions set forth therein, (ii) its taking actions under this Agreement pursuant to the actions or instructions of Karan or Weiss as agents for Gabrielle or Weiss as agent for Karan, Weiss and the KW Trusts, or (iii) the actions of Karan or Weiss as the agents for Gabrielle, or the actions of Weiss as the agent for Karan, Weiss and the KW Trusts under the Closing Documents, and shall, jointly and severally, indemnify and hold harmless the Corporation and its affiliates against any losses or expenses incurred by the Corporation in connection with any claim or action brought by Gabrielle, Karan, Weiss or the KW Trusts in violation of this Section 8.14.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              DONNA KARAN INTERNATIONAL INC.


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              GABRIELLE STUDIO, INC.


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:


                              TAKIHYO INC.


                              By:
                                 ------------------------------------
                                 Name:   Frank R. Mori
                                 Title:  President

                              ---------------------------------------
                              Donna Karan


                              ---------------------------------------
                              Stephan Weiss


                              TRUST UNDER TRUST AGREEMENT FOR THE
                              BENEFIT OF LISA WEISS KEYES, COREY
                              WEISS AND GABRIELLE KARAN


                              By:
                                 ------------------------------------
                                 Stephan Weiss, as trustee


                              TRUST UNDER TRUST AGREEMENT FOR THE
                              BENEFIT OF DONNA KARAN


                             By:
                                 ------------------------------------
                                 Stephan Weiss, as trustee

             [Signature Page to Agreement and Plan of Contribution]



                                                  -----------------------------
                                                  Tomio Taki

                                                  -----------------------------
                                                  Frank R. Mori

                                                  -----------------------------
                                                  Christopher Mori

                                                  -----------------------------
                                                  Heather Mori

                                   Exhibit A
                                   ---------


                       [Opinion of Counsel to Gabrielle,
                         Karan, Weiss, and KW Trusts]


          (i) Gabrielle is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into the Agreement and to perform its obligations thereunder.

          (ii) The outstanding capital stock of each of the DK Corporations set forth below, to the knowledge of such counsel, is owned beneficially and of record by Karan, Weiss and the KW Trusts, free and clear of any liens, claims, encumbrances or other contractual restrictions of any kind of which such counsel has actual knowledge [subject to the release of the pledge of shares and the release of the grant of the security interests pursuant to the Credit Agreement-
- -this clause to be eliminated in the opinion to be rendered on the Closing Date]:


                 Issued and Outstanding
            ---------------------------------
                          Karan/Weiss  Karan
            Karan  Weiss     Trust     Trust
            -----  -----  -----------  ------
Gabby        75      20        1          4
DK Store     75      20        1          4
DK Shoe      75      20        1          4
GJI          75      20        1          4

[Subject to the release of the pledge of shares and the release of the grant of the security interests pursuant to the Credit Agreement and --this clause to be eliminated in the opinion to be rendered on the Closing Date] [a]ssuming the Corporation was a bona fide purchaser within the meaning of the New York Uniform Commercial Code and purchased such shares and interests without notice of any adverse claims thereto, the contribution and delivery of the shares in the DK Corporations by Karan, Weiss and the KW Trusts to the Corporation as contemplated by the Agreement will transfer good title to such shares to the Corporation, free and clear of all security interests, liens, claims or encumbrances and free and clear of other contractual restrictions of any kind of which such counsel has actual knowledge other than any lien, security interest, pledge, charge, encumbrance, agreement or voting trust created by the Corporation or to which the Corporation is subject.

          (iii) Each of Gabrielle, Karan, Weiss and the KW Trusts has all requisite power and authority to execute, deliver and perform the Agreement and the Closing Documents to which it is a party and to perform the transactions therein contemplated. All necessary proceedings have been duly taken to authorize the execution, delivery and performance by each of Gabrielle, Karan, Weiss and the KW Trusts of the Agreement and the Closing Documents to which it is a party. The Agreement and the Closing Documents have been duly authorized by Gabrielle and have been duly executed and delivered by each of Gabrielle, Karan, Weiss and the KW Trusts and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and binding agreements of each of Gabrielle, Karan, Weiss and the KW Trusts, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (iv) [Subject to the release of the pledge of shares and the release of the grant of the security interests pursuant to the Credit Agreement,--this clause to be eliminated in the opinion to be rendered on the Closing Date] [n]o consent, authorization, approval, order, license, certificate or permit of or from or declaration or filing with any Federal or New York State authority or, to the knowledge of such counsel, any court or other tribunal is required for the execution, delivery or performance of the Agreement by each of Gabrielle, Karan, Weiss and the KW Trusts and the Closing Documents to which it is a party. Except for such consents which were obtained prior to the Closing Date, no consent of any party to any material contract, agreement, instrument, lease, license, arrangement or understanding to which any of Gabrielle, Karan, Weiss or the KW Trusts is a party or to which any of their respective properties or assets are subject and of which such counsel has actual knowledge, is required for the execution, delivery or performance of this Agreement and the Closing Documents to which it is a party; and the execution, delivery and performance of the Agreement and such Closing

Documents will not violate, result in the breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such material contract, agreement, instrument, lease, license, arrangement or understanding, or violate, result in a breach of or conflict with any term of the Certificate of Incorporation or By-Laws of Gabrielle violate, result in the breach of or conflict with the trust agreement for any of the KW Trusts, or violate, result in a breach of or conflict with any law, rule or regulation, or, to the knowledge of such counsel, any order, judgment or decree binding on any of Gabrielle, Karan, Weiss or any of the KW Trusts or to which any of their respective operations, businesses, properties or assets are subject or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon Gabrielle or the loss of any license.

          (v) [Subject to the release of the pledge of shares and the release of the grant of the security interests pursuant to the Credit Agreement and--this clause to be eliminated in the opinion to be rendered on the Closing Date] [a]ssuming the Corporation was a bona fide purchaser within the meaning of the New York Uniform Commercial Code and purchased such shares and interests without notice of any adverse claims thereto, the contribution and delivery of the 50% equity interest in Studio by Gabrielle to the Corporation as contemplated by the Agreement and the Assignment will transfer good title to all of such interest to the Corporation, free and clear of contractual restrictions of any kind of which such counsel has actual knowledge and free and clear of all other security interests, liens, claims and encumbrances other than any lien, security interest, pledge, charge, encumbrance, agreement or voting trust created by the Corporation or to which the Corporation is subject.


[The opinion(s) in the last sentence of paragragh (iii) to be delivered other than on the Closing Date shall be required only to address the valid execution and delivery of the Agreement and the Major Documents.]

                                   Exhibit B
                                   ---------


             [Opinion of Counsel to Takihyo, Taki, Mori, HM and CM]



          (i) Takihyo is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into the Agreement and to perform its obligations thereunder. Each of the TT Corporations and the FM Corporations is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own its properties and carry on its business as the same is now being conducted, and each is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified would not have a materially adverse effect on its business.

          (ii) The authorized capital stock of each of the TT Corporations and the FM Corporations consists of the number of shares of common stock, $1.00 par value per share, set forth below, of which the number of shares set forth below are outstanding, all of which have been validly issued, are fully paid and nonassessable, and, to the knowledge of such counsel, have not been issued in violation of any preemptive rights of stockholders. Such shares are owned beneficially and of record by Taki, in the case of the TT Corporations, and the Mori Family, in the case of the FM Corporations, free and clear of any liens, claims, encumbrances or other contractual restrictions of any kind of which such counsel has actual knowledge[, subject to the release of the pledge of such shares and the release of the grant of security interests pursuant to the Credit Agreement--this clause to be eliminated in the opinion rendered on the Closing Date]:


                                     Issued and Outstanding
                                     ----------------------
               Authorized       Taki
               ----------       ----
Tolara             100           100
Tomio           20,000           100
Tangents         2,000           100
TT Japan        20,000           100
                                 Mori           CM           HM
                                 ----           --           --
Full               100            80            10           10
Formal          20,000           100
First            2,000           100
FM Japan        20,000           100

Such counsel has no actual knowledge that any options, warrants or other rights to acquire, sell or issue shares of capital stock of any of the TT Corporations or the FM Corporations (whether upon conversion of other securities or otherwise) are outstanding. [Subject to the release of the pledge of shares and the release of security interests pursuant to the Credit Agreement and--this clause to be eliminated in the opinion rendered on the Closing Date] [a]ssuming the Corporation was a bona fide purchaser within the meaning of the New York Uniform Commercial Code and purchased such shares and interest without notice of any adverse claims thereto, the contribution and delivery of the shares in the TT Corporations by Taki, and the contribution and delivery of the shares in the FM Corporations by the Mori Family, to the Corporation as contemplated by the Agreement will transfer good title to all of such shares to the Corporation, free and clear of all security interests, liens, claims or encumbrances and free and clear of other contractual restrictions of any kind of which such counsel has actual knowledge and other than any lien, security interest, pledge, charge, encumbrance, agreement or voting trust created by the Corporation or to which the Corporation is subject.

          (iii) Each of Taki, Mori, HM, CM and Takihyo has full power and authority to execute and deliver the Agreement and the Closing Documents to which it is a party and to perform the transactions therein contemplated. The execution and delivery of the Agreement and the performance of the transactions therein contemplated have been duly authorized by the Board of Directors and shareholders of Takihyo and the execution and delivery of each of the other Closing Documents to which Takihyo is a party have been duly authorized by the Board of Directors, and no further corporate action on the part of Takihyo is necessary to authorize the Agreement and the performance of such transactions. All necessary proceedings have been duly taken by Taki, Mori, HM and CM to authorize the execution, delivery and performance by such person of the Agreement and each of the Closing Documents to which such person is a party. The Agreement and such Closing Documents have been duly executed and delivered by Takihyo, Taki, Mori, HM and CM, and assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and binding agreements of Takihyo, Taki, Mori, HM and CM enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (iv) No consent, authorization, approval, order, license, certificate or permit of or from or declaration or filing with any Federal or New York State authority or, to the knowledge of such counsel, any court or other tribunal is required for the execution, delivery or performance by each of the TT Corporations, the FM Corporations, Taki, Mori, HM, CM and Takihyo of the Agreement and the Closing Documents to which it is a party. Except such consents which have been obtained and are in full force and effect, no consent of any party to any material contract, agreement, instrument, lease, license, arrangement or understanding to which any of the TT Corporations, the FM Corporations, Taki, Mori, HM, CM or Takihyo is a party or to which any of their respective properties or assets are subject and of which such counsel has actual knowledge, is required for the execution, delivery or performance of the Agreement and the Closing Documents to which it is a party; and the execution, delivery and performance of the Agreement and such Closing Documents to which it is a party will not violate, result in the breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such material contract, agreement, instrument, lease, license, arrangement or understanding of which such counsel has actual knowledge, or violate or result in a breach of any term of the Certificate of Incorporation or By-Laws of any of the TT Corporations or the FM Corporations or violate, result in a breach of or conflict with any law, rule or regulation or, to the knowledge of such counsel, any order, judgment or decree binding on any of the TT Corporations, the FM Corporations, Taki, Mori, HM, CM or Takihyo or to which any of their respective operations, businesses, properties or assets are subject or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the assets of any of the TT Corporations or the FM Corporations or the loss of any license.

          (v) Except as disclosed in Sections 2.2(h) and 2.2(j) of the Disclosure Schedule, such counsel has no actual knowledge that there is any lawsuit or legal, administrative or regulatory proceeding or investigation pending or threatened against Takihyo, any TT Corporation or any FM Corporation.

          (vi) [Subject to the release of the pledge of shares and the release of security interests pursuant to the Credit Agreement and--this clause to be eliminated in the opinion rendered on the Closing Date] [a]ssuming the Corporation was a bone fide purchaser within the meaning of the New York Uniform Commercial Code and purchased such shares and interest without notice of any adverse claims thereto, the contribution and delivery of the 30% equity interests in each of the Donna Karan Companies by Takihyo to the Corporation as contemplated by the Agreement and the Assignment will transfer good title to all of such interests to the Corporation, free and clear of all security interests, liens, claims, or encumbrances and free and clear of other contractual restrictions of any kind of which such counsel has actual knowledge and other than any lien, security interest, pledge, charge, encumbrance, agreement or voting trust created by the Corporation or to which the Corporation is subject.

[The opinion(s) in the last sentence of paragraph (iii) to be delivered other than on the Closing Date shall be required only to address the valid execution and delivery of the Agreement and the Major Documents.]

                                   Exhibit C
                                   ---------


                    [Opinion of Counsel to the Corporation]


          (i) The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into the Agreement and the Closing Documents and to perform its obligations thereunder.

          (ii) The execution and delivery of the Agreement and the Closing Documents by the Corporation and the performance of the transactions therein contemplated have been duly authorized by its Board of Directors and no further corporate action on the part of the Corporation is necessary to authorize the Agreement and the performance of such transactions. The Agreement and the Closing Documents have been duly executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and binding agreements of the Corporation, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (iii) No consent, authorization, approval, order, license, certificate or permit of or from or declaration or filing with any Federal or New York State authority or, to the knowledge of such counsel, any court or other tribunal is required for the execution, delivery or performance by the Corporation of the Agreement and the Closing Documents to which it is a party (except filings under the Securities Act of 1933 which have been or will be made before the Closing Date and consents under "blue sky" or securities laws which have been obtained prior to the Effective Date). No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Corporation is a party or to which any of its properties or assets are subject and of which such counsel has actual knowledge, is required for the execution, delivery or performance of the Agreement and the Closing Documents to which it is a party except for such consents which were obtained prior to the Closing Date; and the execution, delivery and performance of the Agreement and such Closing Documents to which it is a party will not violate, result in the breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or By-Laws of the Corporation or violate, result in a breach of or conflict with any law, rule or regulation or, to the knowledge of such counsel, any order, judgment or decree binding on the Corporation or to which any of its operations, businesses, properties or assets are subject or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the assets of any of the Corporation or, to the knowledge of such counsel, the loss of any license.

[The opinion(s) in the last sentence of paragraph (iii) to be delivered other than on the Closing Date shall be required only to address the valid execution and delivery of the Agreement and the Major Documents.]

                                   Exhibit F
                                   ---------


                                [To be prepared]